Exhibit 10.4

2004 INCENTIVE PLAN

OF

DRIL-QUIP, INC.

STANDARD

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the      day of                     , 20     (the “Grant Date”), by and between Dril-Quip, Inc., a Delaware corporation (the “Company”), and                                          (the “Grantee”).

The Company has adopted the 2004 Incentive Plan of Dril-Quip, Inc. (the “Plan”) for the benefit of eligible employees of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the options provided herein in order to encourage the Grantee to remain in the employ of the Company or its Subsidiaries, to encourage the sense of proprietorship of the Grantee in the Company and to stimulate the active interest of the Grantee in the development and financial success of the Company.

The Company and the Grantee therefore agree as follows:

1. Grant of Option. Subject to the terms and conditions herein, the Company grants to the Grantee during the period commencing on                     , 20     and expiring at 5 p.m. Houston, Texas time (“Close of Business”) on                     , 20     (the “Option Term”), subject to earlier termination pursuant to paragraph 6 below, an option to purchase from the Company, at the price of $             per share (the “Option Price”),              shares (the “Option Shares”) of Company Common Stock (“Common Stock”); provided that the price at which any share of Common Stock may be purchased on the exercise of any Option will not be less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option. The Grantee agrees that the Option Price complies with the provisions of the Grantee’s written employment agreement with the Company dated                                 . The Option Price and Option Shares are subject to adjustment pursuant to paragraph 9 below. This option is a “Nonqualified Stock Option” and is hereinafter referred to as the “Option.”

2. Conditions of Exercise. The Option is exercisable only in accordance with the conditions stated in this paragraph.

(a) Except as otherwise provided in this paragraph 2, this Option shall become exercisable in four installments, with one-fourth of the Option Shares becoming exercisable on                     , 20     and an additional one-fourth becoming exercisable on                      of each of 20    , 20     and 20    ; provided, however, that subject to paragraph 2(c), the right to purchase Option Shares is cumulative, so that the Grantee may purchase after any such anniversary and during the remainder of the Option Term those quantities of Option Shares which the Grantee was entitled to purchase but did not purchase during any preceding period or periods. Notwithstanding the foregoing, subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary, no additional Option Shares shall become available for purchase if the Grantee has not remained in continuous Employment through the applicable date. “Employment” for purposes of this Agreement means employment with the Company or any of its Subsidiaries.

(b) Notwithstanding the limitations set forth in paragraph 2(a), the Option shall become fully exercisable, provided that the Grantee has been in continuous Employment since the commencement of the Option Term, upon the occurrence of a Change of Control.

For the purposes of this Agreement, “Change of Control” shall mean a change in control of the Company after the commencement of the Option Term, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Stockholder Group shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding voting securities; (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. For the purposes of this Agreement, “Stockholder Group” shall mean, to the extent such group is deemed to be a “person” under Section 13(d) of the Exchange Act, collectively, but not individually, J. Mike Walker, Larry E. Reimert, Reimert Family Partners, Ltd., Gary D. Smith and Four Smith’s Company, Ltd.

(c) To the extent the Option becomes exercisable, such Option may be exercised only in whole or in increments of one-fourth, one-half or three-quarters of the total number of Option Shares (at any time or from time to time, except as otherwise provided herein) until expiration of the Option Term or earlier termination thereof.

3. Manner of Exercise. The Option shall be considered exercised (as to the number of Option Shares specified in the notice referred to in subparagraph (a) below) on the latest of (i) the date of exercise designated in the written notice referred to in subparagraph (a) below, (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which the Company has received all of the following:

(a) Written notice, in the form attached hereto as Exhibit A, designating, among other things, the date of exercise and the number of Option Shares to be purchased;

(b) If the Option is to be exercised, payment of the Option Price for each Option Share to be purchased in cash, Common Stock or in such other form (or combination of forms) of payment contemplated by paragraph 10 of the Plan as the Committee may permit; provided, however, that any shares of Common Stock delivered in payment of the Option Price that are or were the subject of an Employee Award must be shares that the Grantee has owned for a period of at least six months prior to the date of exercise; and

(c) Any other documentation that the Committee may reasonably require.

4. Mandatory Withholding for Taxes. The Grantee acknowledges and agrees that no certificates representing shares of Common Stock purchased hereunder shall be delivered to or in respect of the Grantee unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee pursuant to paragraph 11 of the Plan. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Option. The Grantee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Grantee in connection with the exercise of all or any portion of this Option by delivering cash, or, with the Committee’s approval, by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value determined in accordance with paragraph 11 of the Plan, equal to the amount required to be withheld or paid.

5. Delivery by the Company. As soon as practicable after receipt of all items referred to in paragraph 3, and subject to the withholding referred to in paragraph 4, the Company shall deliver to the Grantee certificates issued in the Grantee’s name for the number of Option Shares purchased by exercise of the Option. If delivery is by mail, delivery of shares of Common Stock shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Grantee.

6. Termination of Option: The Option hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Grantee upon the first to occur of:

(a) the expiration of the Option Term; or

(b) with respect to

(i) the portion of the Option exercisable upon termination, the expiration of (A) 90 days following the Grantee’s termination of Employment for reasons other than death or Disability (as defined below), or (B) one year following the Grantee’s termination of Employment by reason of death or Disability; and

(ii) the portion of the Option not exercisable upon termination, the date of the Grantee’s termination of Employment.

“Disability” for purposes of the Agreement means illness or other incapacity which continues for a period of more than six months.

7. Nontransferability of Option. During the Grantee’s lifetime, the Option is not transferable (voluntarily or involuntarily) other than pursuant to a qualified domestic relations order and, except as otherwise required pursuant to a qualified domestic relations order, is exercisable only by the Grantee or the Grantee’s court-appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the Option shall pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the Option shall pass by will or the laws of descent and distribution. Following the Grantee’s death, the Option, to the extent it was exercisable on the date of the Grantee’s death, may be exercised in accordance with the terms of this Agreement by the person to whom such Option passes.

8. No Stockholder Rights. The Grantee shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock as to which this Agreement relates until such shares shall have been issued to the Grantee by the Company. Furthermore, the existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in paragraph 15 of the Plan.

9. Adjustments. As provided in paragraph 15 of the Plan and subject to paragraph 13 of the Plan, certain adjustments may be made to the Option upon the occurrence of events or circumstances described in paragraph 15 of the Plan. The Grantee agrees that, upon a merger or other similar business combination transaction relating to the Company wherein all of the outstanding Common Stock of the Company is exchanged for shares of capital stock of another company (an “Acquiror”), the Board may, in its sole discretion, provide that this Option shall be exchanged for (a) a similar option to purchase shares of capital stock of such Acquiror, the specific terms of which shall be determined by the Committee or (b) cash in an amount equal to the Fair Market Value of the Option Shares on a date determined by the Committee less the aggregate exercise price of the Option Shares.

10. Restrictions Imposed by Law. Without limiting the generality of paragraphs 13 or 16 of the Plan, the Grantee agrees that the Grantee will not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock, if counsel to the Company determines that such exercise or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

11. Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid to the following address:

Dril-Quip, Inc.

13550 Hempstead Hwy.

Houston, Texas 77040

Attn: Corporate Secretary

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

12. Amendment. Notwithstanding any other provisions hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by paragraph 6 of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a) subject to paragraph 13 of the Plan, this Agreement may be amended or supplemented to (i) cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) add to the covenants and agreements of the Company for the benefit of the Grantee or to surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company’s stockholders and, provided that, in each case, subject to paragraph 9, such changes or corrections shall not adversely affect the rights of the Grantee with respect to the Award evidenced hereby without the Grantee’s consent, or (iii) make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b) subject to paragraphs 6 and 13 of the Plan and any required approval of the Company’s stockholders, the Award evidenced by this Agreement may be canceled by the Committee and a new Award made in substitution therefor, provided that, subject to paragraph 9, the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made and no such action shall adversely affect the Option to the extent then exercisable without the Grantee’s consent.

13. Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee’s employment at any time for any reason.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law.

15. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits appended hereto. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

16. Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

17. Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.

18. Entire Agreement. Subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary, the Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Option and replaces and makes null and void any prior agreements, oral or written, between the Grantee and the Company regarding the Option.

19. Grantee Acceptance. The Grantee shall signify acceptance of this Agreement, subject to the terms and conditions of this Agreement and of the Plan and of the administrative interpretations thereof referred to above, by signing in the space provided at the end hereof and returning a signed copy to the Company.

DRIL-QUIP, INC.	DRIL-QUIP, INC.		DRIL-QUIP, INC.

By:	By:		By:
Gary D. Smith		J. Mike Walker		Larry E. Reimert
Co-Chairman of the Board		Co-Chairman of the Board		Co-Chairman of the Board

ACCEPTED:

Grantee

Exhibit A to Non-Qualified Stock Option
Agreement dated as of , 20

2004 Incentive Plan of Dril-Quip, Inc.

Notice of Option Exercise

Dril-Quip, Inc.

13660 Hempstead Hwy.

Houston, Texas 77040

Attention: Secretary

I refer to the Stock Option Agreement dated as of                     , 20     (the “Option Agreement”) between Dril-Quip, Inc. (the “Company”) and the undersigned (the “Grantee”) in which the Company granted the Grantee a nonqualified stock option (the “Option”) to purchase from the Company up to                      shares of the Common Stock, par value $.01 per share, of the Company (the “Option Shares”) at a price per Option Share equal to $             (the “Exercise Price”). Words and terms used herein which are defined in the Option Agreement or the 2004 Incentive Plan of Dril-Quip, Inc. (the “Plan”) are used herein as defined therein.

1. Exercise of Option. The Grantee hereby elects to exercise the Option to purchase the following number of vested Option Shares:

[check one]

☐	One-fourth of the total number of Option Shares [on or after , 20 ]

☐	One-half of the total number of Option Shares [on or after , 20 ]

☐	Three-quarters of the total number of Option Shares [on or after , 20 ]

☐	All of the Option Shares [on or after , 20 ]

2. Representations of Grantee. The Grantee hereby acknowledges, represents and warrants that the Grantee has received, read and understood the Option Agreement and the Plan and will abide by and be bound by their terms and conditions. The Grantee understands that the Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Option Shares. The Grantee represents that the Grantee has consulted with a tax advisor in connection with the purchase or disposition of the Option Shares and that the Grantee is not relying on the Company for any tax advice.

3. Delivery of Payment. The Grantee herewith delivers to the Company the aggregate Exercise Price for the Option Shares that the Grantee has elected to purchase, as follows:

In cash:                                $             ; and

In shares of Common Stock:                      shares having an aggregate Fair Market Value on the date hereof of $            .

4. Withholding. The Grantee has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

SUBMITTED BY:

Grantee:

Name:
Address:

Date:

Exhibit B to Non-Qualified Stock Option
Agreement dated as of , 20

2004 Incentive Plan of Dril-Quip, Inc.

Designation of Beneficiary

I,	(the “Grantee”), hereby declare

that upon my death	(the “Beneficiary”) of

,

Street Address	City	State	Zip Code

who is my		, shall be entitled to the
Relationship to Grantee

Option granted the Grantee by the above-referenced agreement (the “Agreement”).

It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary’s survival of the Grantee’s death. If any such condition is not satisfied, such rights shall devolve according to the Grantee’s will or the laws of descent and distribution.

It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Company prior to the Grantee’s death.

Date	Grantee